UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 21, 2012
(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY
(Exact name of registrant as specified in its charter)
Commission file number: 333-116843

Delaware (State or other jurisdiction of incorporation or organization)	47-0938234 (I.R.S. Employer Identification No.)
150 South Saunders Road, Suite 150 Lake Forest, Illinois (Address of principal executive offices)	60045 (Zip Code)
Registrant's telephone number, including area code: (847) 444-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 21, 2012, Solo Cup Company (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Solo Cup Investment Corporation (“SCIC”), SCC Holding Company LLC, Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, the stockholders listed on the signature pages thereto and Dart Container Corporation (“Dart”). Pursuant to the Stock Purchase Agreement, the selling stockholders have agreed to sell, and Dart has agreed to purchase, all of the outstanding capital stock of SCIC, which is the sole stockholder of the Company (the “Transaction”). The aggregate value of the Transaction, including the Company's outstanding indebtedness, is approximately $1.0 billion and is subject to customary closing adjustments. Consummation of the Transaction is anticipated by the end of the third quarter of 2012.

The Transaction is subject to customary closing conditions, including expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Consummation of the Transaction is not subject to any financing condition. The Stock Purchase Agreement also contains other customary provisions, including representations and warranties regarding the selling stockholders and the Company, interim operating covenants regarding the Company's business, and indemnification directly from the selling stockholders and from an escrow to be established in connection with the Transaction. The Stock Purchase Agreement also contains customary termination provisions, including a termination right if the closing has not occurred by December 20, 2012 (with an extension to March 20, 2013 under certain circumstances). Additionally, the Company has agreed not to solicit or participate in discussions relating to proposals to purchase SCIC's outstanding stock or a substantial portion of the assets of SCIC, the Company or its subsidiaries.

Under the Stock Purchase Agreement, Dart has the option to request the Company to effect a tender offer for both the Company's 10.5% Senior Secured Notes due 2013 and its 8.5% Senior Subordinated Notes due 2014 and/or cause the Company to satisfy and discharge such Notes in accordance with their respective indentures in connection with the closing of the Transaction.

Item 7.01    Regulation FD Disclosure.

On March 21, 2012, Dart and the Company issued a joint press release announcing the signing of the Stock Purchase Agreement.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report, including in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” “expect,”“predict,” “potential,” “project,” “could,” “should,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements in this press release other than statements of historical fact, including statements regarding the anticipated closing of the Transaction, are forward-looking statements. Such statements reflect current assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of the Company's control, which could cause actual results to differ materially from such statements, including the receipt of necessary regulatory approval and fulfillment of other customary conditions required to consummate the acquisition. All forward-looking statements contained in this Current Report speak only as of the time when made. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, changed assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY
(Registrant)

By: /s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Executive Vice President and Chief Financial Officer
Date: March 21, 2012